                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): December 17, 1999

                           Data Critical Corporation
            (Exact name of registrant as specified in its charter)

        Delaware                             333-78059                 91-1901482
(State or other jurisdiction of       (Commission File No.)           (IRS Employer
incorporation or organization)                                    Identification No.)

                     19820 North Creek Parkway, Suite 100
                           Bothell, Washington 98011
                   (Address of principal executive offices)

                                 425-482-7000
             (Registrant's telephone number, including area code)

Item 2.   Acquisition or Disposition Of Assets

     On December 17, 1999, Data Critical Corporation, a Delaware corporation (the "Registrant"), pursuant to an Asset Purchase Agreement dated December 8,
      ----------
1999 (the "Agreement"), purchased substantially all of the assets of Physix,
           ---------
Inc., a Texas corporation ("Seller"). In the acquisition, the Registrant
                            ------
acquired substantially all of the business, assets and rights of Seller subject to some of its debts. Additionally, as part of the transaction, Seller has agreed that, for a period of two years, Seller will not conduct certain businesses that are now or may be conducted by the Registrant.

     Under the terms of the Agreement, the Registrant issued Seller 200,000 shares of Data Critical common stock, all of which were placed in escrow. Of these 200,000 shares, 100,000 shares will be released if not required to satisfy Seller's indemnification obligations under the Agreement, and the other 100,000 shares (the "Contingency Shares") will only be released based upon the achievement of certain performance milestones. If these performance milestones are not met within one year, the number of Contingency Shares to be released to Seller will be reduced on a sliding scale, up to the total 100,000 Contingency Shares, and the unreleased Contingency Shares will be returned to the Registrant for retirement. The Registrant has granted "piggyback" registration rights with respect to the shares issued to Seller, which are subordinate to the registration rights to which certain existing stockholders of the Registrant are entitled. The Registrant also paid approximately $1.5 million in cash to repay certain of Seller's liabilities, and assumed certain other Seller liabilities. The total purchase price was agreed upon in arms' length negotiations and took account of many factors concerning the valuation of Seller's assets. The source of the funds to be paid by the Registrant under the Agreement is the Registrant's cash and cash equivalents.

     There were no prior material relationships between the Registrant and Seller or any of their respective affiliates, directors or officers, or any associate of any such directors or officers.

     The above description of the transaction is a summary and as such is not intended to be complete and is subject to and qualified by reference to the agreements attached as Exhibits 2.1, 4.1 and 10.1 to this 8-K and two separate press releases issued by the Registrant on December 9, 1999 and December 20, 1999 concerning the Registrant's acquisition of substantially all of the assets of Seller attached hereto as exhibits 20.1 and 20.2.

     Seller is a healthcare information management system development company that focuses on developing systems for electronic medical record applications, which provide real-time workflow automation and clinical documentation support to health care providers. The Registrant intends to continue such business.

Item 7.   Financial Statements and Exhibits

     (a)  Financial Statements of Business Acquired.
          -----------------------------------------

          It is currently impractical for the Registrant to provide the required financial statements. In accordance with Item 7(a)(4) of the Instructions to Form 8-K, the Registrant will file such financial statements as soon as they are available, and in no event later than March 1, 2000.

     (b)  Pro Forma Financial Information.
          -------------------------------

          It is currently impractical for the Registrant to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Registrant will file such financial statements as soon as they are available, and in no event later than March 1, 2000.

     (c)  Exhibits.
          --------

      2.1 Asset Purchase Agreement dated December 8, 1999 between the Registrant and Physix, Inc.

      4.1 Registration Rights Agreement dated December 17, 1999 between the Registrant and Physix, Inc.

      10.1 Employment Agreement dated December 8, 1999 between the Registrant and Thomas Giannulli

      20.1 Press Release dated December 9, 1999 announcing "Data Critical Corporation to Acquire Physix, Inc."

      20.2 Press Release dated December 20, 1999 announcing "Data Critical Corporation Completes Acquisition of Physix, Inc."

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        DATA CRITICAL CORPORATION
                                        (Registrant)


Date:  December 22, 1999                By:   /s/ Michael E. Singer
                                              -----------------------------
                                              Michael E. Singer
                                              Vice President and Chief
                                                 Financial Officer

                               INDEX TO EXHIBITS


Exhibit
Number    Description
-------   -----------

2.1 Asset Purchase Agreement dated December 8, 1999 between the Registrant and Physix, Inc.

4.1 Registration Rights Agreement dated December 17, 1999 between the Registrant and Physix, Inc.

10.1 Employment Agreement dated December 8, 1999 between the Registrant and Thomas Giannulli

20.1      Press Release dated December 9, 1999 announcing
          "Data Critical Corporation to Acquire Physix, Inc."

20.2      Press Release dated December 20, 1999 announcing
          "Data Critical Corporation Completes Acquisition of Physix, Inc."